UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2014

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On July 22, 2014, Biolase, Inc. (the "Company") completed its previously announced private placement of unregistered shares of its common stock, par value $0.001 per share ("Common Stock"), pursuant to the terms of a Securities Purchase Agreement, dated July 18, 2014 (the "Purchase Agreement"), by and among the Company, the Jack W. Schuler Living Trust, Birchview Fund, LLC, Oracle Institutional Partners, L.P., Oracle Ten Fund Master, L.P., Oracle Partners, L.P. and certain directors and executive officers of the Company (collectively, the "Investors"). At the closing of the private placement, the Company sold an aggregate of 6,250,000 shares of Common Stock (the "Shares") to the Investors in accordance with the terms and conditions of the Purchase Agreement. The Shares were sold at a price of $1.92 per Share, being the closing price per share of Common Stock on the NASDAQ Capital Market on July 18, 2014, for an aggregate purchase price of $12,000,000. The Company intends to use the net proceeds from the private placement to repay all outstanding indebtedness under the Loan and Security Agreement, dated May 24, 2012, between the Company and Comerica Bank, as amended, and for working capital and general corporate purposes.

The Shares were issued and sold in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), afforded by Section 4(a)(2) of the Securities Act and rules promulgated thereunder and corresponding provisions of state securities laws. Each of the Investors is either a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act or an "accredited investor" as defined in Rule 501(a) under the Securities Act.

The Purchase Agreement contains customary terms regarding, among other things, representations and warranties and indemnification. Additionally, under the Purchase Agreement, the Company grants certain registration rights to the Investors. The Company is obligated to use commercially reasonable efforts to file a registration statement on Form S-3 on or before August 21, 2014 to register the resale of the Shares and to effect the registration no later than 90 days after the filing date. With certain exceptions, the Company is obligated to keep the registration statement effective until all Shares are sold, up to a maximum of two years. The Company will be responsible for all of its fees and expenses incurred in connection with registering the Shares.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Northland Securities, Inc. ("Northland") served as exclusive placement agent in connection with the private placement. As compensation for its services, the Company paid Northland $250,000 in cash, and the Company will reimburse Northland for its reasonable out-of-pocket expenses not to exceed $25,000.

On July 21, 2014, the Company issued a press release announcing the private placement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Securities Purchase Agreement, dated July 18, 2014, by and among Biolase, Inc. and the investors listed on Schedule I thereto.

99.1 Press Release of Biolase, Inc. issued on July 21, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

July 22, 2014	By:	/s/ Frederick D. Furry

Name: Frederick D. Furry
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated July 18, 2014, by and among Biolase, Inc. and the investors listed on Schedule I thereto.
99.1	Press Release of Biolase, Inc. issued on July 21, 2014.